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                                                                     EXHIBIT 23b


CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements of General Growth Properties, Inc. on Forms S-3 (File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383 and 333-41603) and on Forms S-8 (File
Nos. 33-79372, 333-07241, 333-11237 and 333-28449) of our report dated July 19,
1996 on our audit of the Statement of Revenues and Certain Expenses of Park Mall for the year ended December 31, 1995 which report is included in this Form 8-K/A-Amendment No. 3 of General Growth Properties, Inc. dated December 6, 1996.



ADDISON, ROBERTS & LUDWIG, P.C.


Tucson, Arizona
January 12, 1998